Dated:                                     August 8, 2000; Amended July 9, 2001.
--------------------------------------------------------------------------------

BETWEEN:


                           C.R.C. EXPLORATIONS LIMITED

                                                         OF THE FIRST PART

AND:


                              SOLARA VENTURES INC.


                                                         OF THE SECOND PART




                            PROPERTY OPTION AGREEMENT
                                  KEY PROPERTY

                            PROPERTY OPTION AGREEMENT

                   Dated August 8, 2000; Amended July 9, 2001

                                    Between:

                           C.R.C. EXPLORATIONS LIMITED

                                       and

                              SOLARA VENTURES INC.


                                      INDEX
  1.0  GRANT OF OPTION........................................................2
  2.0  OPTION ONLY............................................................3
  3.0  EXERCISE OF OPTION - COMMERCIAL PRODUCTION.............................3
  4.0  TRANSFER OF TITLE......................................................4
  5.0  RIGHT OF ENTRY.........................................................5
  6.0  REPRESENTATIONS AND WARRANTIES OF THE OPTIONOR.........................5
  7.0  REPRESENTATIONS AND WARRANTIES OF THE OPTIONEE.........................5
  8.0  COVENANTS OF THE OPTIONEE..............................................6
  9.0  COVENANTS OF THE OPTIONOR..............................................6
10.0   TERMINATION............................................................7
11.0   INDEPENDENT ACTIVITIES.................................................7
12.0   CONFIDENTIALITY OF INFORMATION.........................................7
13.0   ASSIGNMENT.............................................................8
14.0   SURRENDER OF CLAIMS....................................................8
15.0   UNAVOIDABLE DELAYS.....................................................8
16.0   ARBITRATION............................................................9
17.0   NOTICES................................................................9
18.0   GENERAL TERMS AND CONDITIONS..........................................10


SCHEDULE "A":  The Property
SCHEDULE "B":  Net Smelter Returns

                            PROPERTY OPTION AGREEMENT

     THIS AGREEMENT is made as of the 8th day of August, 2000; Amended July 9, 2001.



BETWEEN:


               C.R.C.  EXPLORATIONS  LIMITED,  a company  incorporated under the
               -----------------------------
               laws of the Province of British Columbia and having an office at 2197 Park Crescent, Coquitlam, British Columbia, V3J 6T1


               (hereinafter referred to as the "Optionor")

                                                         OF THE FIRST PART


AND:


               SOLARA  VENTURES INC., a company  incorporated  under the laws of
               --------------------
               the Province of British Columbia and having an office at Suite 1450 - 409 Granville Street, Vancouver, British Columbia, V6C 1T2


               (hereinafter referred to as the "Optionee")

                                                         OF THE SECOND PART

RECITALS
--------

          WHEREAS the Optionor is the recorded and beneficial owner of 100% interest in certain mineral claims situated in the Revelstoke Mining Division, British Columbia, more particularly described in Schedule "A" attached hereto and made a part hereof (hereinafter called the "Property");
                                               ----------

          AND WHEREAS the Optionor has agreed to grant to the Optionee an option to purchase all of the Optionor's interest in and to the Property;

          NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements herein contained and subject to the terms and conditions hereafter set out, the parties hereto agree as follows:

1.0     GRANT OF OPTION
------------------------

1.01 The Optionor, in consideration of the sum of $10, hereby grants to the Optionee the exclusive right and option (the "Option") to acquire 100% interest
                                              --------
in and to the Property by paying to the Optionor the sum of $15,000 cash, issuing to the Optionor 200,000 common shares in the capital of the Optionee and by incurring $500,000 in "Exploration Expenditures" (as hereinafter defined), to be respectively paid and issued to the Optionor and to be incurred by the Optionee as follows:

          (a) the sum of $7,500 to be paid to the Optionor upon signing this Agreement; and
          (b) the additional sum of $7,500 to be paid to the Optionor upon the posting and calling for trading of the Optionee's shares on a recognized stock exchange or over the counter market ("Exchange"); and
          (c) 50,000 common shares in the capital of the Optionee upon regulatory approval of this Agreement:
          (d) a further 50,000 common shares in the capital of the Optionee upon completion of an additional work program on the property and the filing with the Exchange of an engineering report, acceptable to the Exchange, recommending further work on the Property; and
          (e) a further 50,000 common shares in the capital of the Optionee upon completion of an additional work program on the property and the filing with the Exchange of an engineering report, acceptable to the Exchange, recommending further work on the Property; and
          (f) a further 50,000 common shares in the capital of the Optionee upon completion of an additional work program on the property and the filing with the Exchange of an engineering report, acceptable to the Exchange, recommending further work on the Property; and
          (g) cumulative Exploration Expenditures of not less than $105,000 to be incurred on or before November 30, 2000; and
          (h) cumulative Exploration Expenditures of not less than $185,000 to be incurred on or before November 30, 2002; and
          (i) cumulative Exploration Expenditures of not less than $500,000 to be incurred on or before November 30, 2004; and

1.02      In this  agreement,  "Exploration  Expenditures"  means  all costs and
                               ---------------------------
expenses, however denominated, incurred by the Optionee on or in connection with the exploration and development of the Property and shall include all monies required to maintain the Property in good standing in accordance with the laws of the jurisdiction in which the Property is situated.

1.03 In this agreement, a written notice delivered by the Optionee to the Optionor by no later than 30 days after any date listed in sub-paragraphs 1.01(g), 1.01(h), 1.01(i) on or before which Exploration Expenditures are to be incurred and accompanied by a statement of an officer of the Optionee to the effect that the amount of Exploration Expenditures had been made by the appropriate date, and an itemized accounting in sufficient detail to enable the Optionor to reach an objective assessment of the accuracy of such statements shall be conclusive evidence of the making thereof unless the Optionor, subject to paragraph 1.05, questions the accuracy of such statements within 30 days of receipt. If the Optionor questions the accuracy of the statement, the matter shall be referred to the independent auditor of the Optionee for final determination. If such auditor determines that the Exploration Expenditures incurred by the Optionee within the time specified in the officer's statement are less than those declared in the statement, the Optionee shall pay the entire cost of the auditor's determination (which costs shall not be included in the Exploration Expenditures) but the Optionee shall not lose any of its rights hereunder and the Option will not terminate provided the Optionee pays to the Optionor within 15 days of receipt of the auditor's determination 200% of the deficiency in such Exploration Expenditures. If the Optionee makes such payment, it shall be deemed to have incurred Exploration Expenditures equal to one half of such payment. If the auditor determines the costs are equal to or more than the required expenditures, then the Optionor shall pay for the auditors cost.

1.04 Notwithstanding the requirement to submit the statement with respect to Exploration Expenditures set out in paragraph 1.03, the Optionee shall submit to the Optionor, not more than 45 days after the end of such calendar quarter, a statement by an officer of the Optionee setting out the amount of Exploration Expenditures that have been incurred during that quarter.

1.05 The time during which the Optionor may question the accuracy of the officer's statement referred to in paragraph 1.03 shall not be limited as to time if such question is based upon and ultimately demonstrates fraudulent activities on the part of the Optionee.

1.06      In this agreement, "auditor" shall mean a recognized firm of chartered
                             ---------
accountants appointed by the Optionee's shareholders to prepare the annual financial statements of the Optionee.

1.07 The shares to be issued to the Optionor pursuant to sub-paragraphs 1.01(c), 1.01(d), 1.01(e), and 1.01(f) hereof are subject to this agreement being accepted for filing by the Exchange and approved by the Exchanges' regulatory body, as well as the Optionee filing with the Exchange an engineering report on the Property acceptable to the Exchange summarizing the work carried out on the Property and recommending further work on the Property. If the Optionor has not received the shares set out in sub-paragraph 1.01(c) hereof by the close of business on November 30, 2002 this agreement shall thereupon terminate and the Optionor shall retain for his own use and benefit, as liquidated damages, the $7,500 received by him pursuant to sub-paragraph 1.01(a) hereof. The Optionee covenants with and to the Optionor that it will, at all times, use its best efforts to seek and obtain the necessary approvals of the aforementioned securities regulatory bodies for the issuance of the said shares, if required, and shall advise the Optionor by notice as and when such approval is applied for and when it is obtained, if applicable.

2.0       OPTION ONLY
---------------------

2.01 This agreement represents an option only, and after the Optionee has paid to the Optionor the sum of $7,500 provided for in sub-paragraph 1.01(a), the Optionee shall be under no further obligation to the Optionor. Any further performance hereunder by the Optionee is expressly at the election of the Optionee.

3.0       EXERCISE OF OPTION - COMMERCIAL PRODUCTION
----------------------------------------------------

3.01 The Optionee shall have exercised the Option and shall have acquired 100% interest in and to the Property, by making the cash payments to the Optionor of $15,000 set out in sub-paragraphs 1.01(a) and 1.01(b) and by issuing to the Optionor 200,000 shares in the capital of the Optionee pursuant to sub-paragraphs 1.01(c), 1.01(d), 1.01(e), and 1.01(f) and by having incurred cumulative Exploration Expenditures of $500,000 in accordance with sub-paragraph 1.01(i) at a time when the Optionee is not in default hereunder.

3.02      Upon the Optionee having  exercised the Option,  the Optionor shall be entitled  to receive  2.0% of "Net  Smelter  Returns"  (as  defined  and paid in
                              -----------------------
accordance with Schedule "B" which is made a part hereof and hereinafter referred to as the "Royalty").
                   ---------

3.03 Upon the Optionor becoming entitled to the Royalty, the Optionee shall have the sole and absolute discretion with respect to the determination of the size and nature of all and every mineral production facility on the Property and shall have the sole and absolute discretion with respect to determining when, if ever, mineral production operations should commence and when they should terminate, temporarily or permanently.

3.04 The Optionee, at any time upon 30 days notice to the Optionor, has the right to purchase all of the Royalty for the sum of $2,500,000 (the "Purchase
                                                                       ---------
Price").  Up to 50% of the  Purchase  Price may be paid,  at the election of the
------
Optionor, by the allotment and issuance to the Optionor of shares in the capital stock of the Optionee, at a deemed value per share, which value shall be stated in the notice, equal to the average trading price of the Optionee's shares on the Exchange over the 60 days immediately prior to the date of the Optionee's notice to the Optionor hereunder. Within 15 days of the receipt by the Optionor of the said notice, the Optionor shall, by notice, advise the Optionee of the percentage of the Purchase Price to be paid by way of shares of the Optionee. The purchase shall be completed by the Optionee delivering to the Optionor within 60 days of the receipt by the Optionor of the initial notice under this paragraph either:

          (a)  a certified cheque in the amount of $2,500,000; or

          (b) share certificates representing the percentage of the Purchase Price to be paid by way of shares of the Optionee and a certified cheque in the amount of the balance of the Purchase Price.

3.05      In the agreement, "Commencement of Commercial Production" means:
                            ---------------------------------------

          (i) if a processing facility is located on the Property, the last day of a period of 30 consecutive days in which, for not less than 15 days, such facility processed ore greater than 60% of the time under normal hours from the Property at not less than 50% of its rated capacity; or
          (ii) if no processing facility is located on the Property, the last day of the first period of 30 consecutive days during which ore has been shipped from the Property on a reasonably regular basis for the purpose of earning revenues;

PROVIDED THAT no period of time during which ore or concentrate is shipped from the Property for testing purposes, and no period of time during which milling operations are undertaken as initial tune-up, shall be taken into account in determining the date of the Commencement of Commercial Production.

4.0       TRANSFER OF TITLE
---------------------------

4.01 Forthwith following the exercise of the Option, the Optionor shall deliver to the Optionee recordable Bills of Sale or other applicable conveyancing documentation sufficient to effect the transfer of a 100% interest in and to the Property to the Optionee.

5.0       RIGHT OF ENTRY
------------------------

5.01 During the currency of this agreement prior to the exercise of the Option the Optionee, its servants, agents and workmen and any persons duly authorized by the Optionee, shall, subject to sub-paragraph 8.01(g) hereof, have the exclusive right to enter upon and take possession of and prospect, explore and develop (but not mine), bring upon and erect upon buildings, plant, machinery and equipment, and remove and dispose of reasonable quantities or ores, minerals and metals for the purpose of obtaining assays or making other tests from the Property in such manner as the Optionee in its sole discretion may deem advisable.

6.0       REPRESENTATIONS AND WARRANTIES OF THE OPTIONOR
--------------------------------------------------------

6.01      The Optionor hereby represents and warrants to the Optionee that:

          (a) it is a company in good standing under the laws of the province of British Columbia and has full corporate power and authority to enter into this agreement;
          (b) it is the recorded and beneficial owner of a 100% interest in and to the Property;
          (c) to the best of its knowledge, the mineral claims comprising the Property have been validly located and are now duly recorded and in good standing in accordance with the laws in effect in the jurisdiction in which they are situated;
          (d) to the best of its knowledge, the entering into this agreement does not conflict with any applicable law nor does it conflict with, or result in a breach of or accelerate the performance required by any contract or other commitment to which it is party or by which it is bound;
          (e) it has the exclusive right to enter into this agreement and all necessary authority to assign to the Optionee a 100% right, title and interest in and to the Property in accordance with the terms and conditions of this agreement;
          (f) to the best of its knowledge other than as disclosed in Schedule "A" hereto, the Property is free and clear of all liens and encumbrances.

6.02 The representations and warranties hereinbefore set out are conditions upon which the Optionee has relied on entering into this agreement and shall survive the exercise of the Option by a period of 12 months. The Optionor hereby indemnifies and saves the Optionee harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation or warranty made by it and contained in this agreement; provided that for such indemnity to be effective, the Optionor must receive notice of any claim hereunder within the 12-month period set out above.

7.0       REPRESENTATIONS AND WARRANTIES OF THE OPTIONEE
--------------------------------------------------------

7.01      The Optionee represents and warrants to the Optionor that:

          (a) it has full corporate power and authority to enter into this agreement and the entering into of this agreement does not conflict with any applicable laws or with its charter documents nor does it conflict with, or result in a breach of, or accelerate the performance required by any contract or other commitment to which it is party or by which it is bound;
          (b) it is eligible to acquire and hold mineral claims in the jurisdiction in which the Property is situated;
          (c) it is a company in good standing under the laws of the province of British Columbia.

7.02 The representations and warranties hereinbefore set out are conditions upon which the Optionor has relied on entering into this agreement and shall survive the exercise of the Option, and the Optionee hereby indemnifies and saves the Optionor harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation or warranty made by it and contained in this agreement.

8.0       COVENANTS OF THE OPTIONEE
-----------------------------------

8.01 The Optionee covenants and agrees with the Optionor that in order to keep the Option effective:

          (a) the Optionee shall carry out and record or cause to be carried out and recorded all such assessment work upon the Property as may be required in order to maintain the Property in good standing at all times; notwithstanding the foregoing, the Optionee shall record all eligible expenditures as assessment credits up to the maximum amount permitted under the applicable law or policy;
          (b) the Optionee shall keep the Property clear of liens and all other charges arising from its operations thereon;
          (c) the Optionee shall carry on all operations on the Property in a good and miner-like manner and in compliance with all applicable governmental regulations and restrictions;
          (d) the Optionee shall pay or cause to be paid any rates, taxes, duties, royalties, assessments or fees levied with respect to the Property or the Optionee's operations thereon;
          (e) the Optionee shall, upon termination of this agreement, leave the Property in a safe condition in accordance with good miner-like practice and any applicable requirements of law;
          (f) the Optionee shall, upon reasonable prior notice, allow the Optionor or any duly authorized agent or representative of the Optionor to inspect the Property at all times and intervals; PROVIDED HOWEVER that it is agreed and understood that the Optionor or any such agent or representative shall be at his own risk and the Optionee shall not be liable for any loss, damage or injury incurred by the Optionor or its agent or representative arising from its inspection of the Property, except those caused by the gross negligence or wilful misconduct of the Optionee, its agents, employees and directors;
          (g) the Optionee shall allow the Optionor access at all times to all maps, reports, assay results and other technical data prepared or obtained by the Optionee in connection with its operations on the Property; and
          (h) the Optionee shall provide the Optionor on or before January 31 or each year with a comprehensive progress report with recommendations, in writing, with respect to its operations on the Property during the preceding calendar year and shall provide the Optionor with copies of any and all documents filed by the Optionee to record assessment work on the Property. The Optionor will have 90 days to review the report and inform the Optionee, in writing, as to further participation on the Property based on the recommendations as stated in the report.

8.02 Crest Geological Consultants Limited, pursuant to a Geological Contracting Agreement of even date herewith, shall carry out and manage all exploration and development work on and in respect of the Property during the currency of this agreement.

9.0       COVENANTS OF THE OPTIONOR
-----------------------------------

9.01 The Optionor hereby covenants with and to the Optionee that until such time as the Option is exercised or otherwise terminates, it will not deal, or attempt to deal with its right, title and interest in and to the Property in any way that would or might affect the right of the Optionee to become absolutely vested in a 100% interest in and to the Property, free and clear of any liens, charges and encumbrances.

10.0      TERMINATION
---------------------

10.01 This agreement shall terminate upon the Optionee, not being at the time in default under any provision of this agreement, giving 30 days written notice to the Optionor of termination.

10.02 This agreement shall terminate automatically and without notice upon the failure of the Optionor to receive any one of the cash payments to be received by the Optionor pursuant to paragraph 1.01 hereof on or before the last date for such payment set out therein.

10.03 This agreement shall terminate automatically and without notice upon the failure of the Optionee to incur Exploration Expenditures on or before the last date for the incurrence of such pursuant to paragraph 1.01 hereof, and the subsequent failure to pay cash in lieu of such expenditures pursuant to paragraph 1.03 hereof on or before that last date for such payment set out therein.

10.04 Upon termination of this agreement the Optionee shall turn over to the Optionor originals of all maps, reports, assay results and other data and documentation in its possession in connection with its operations on the Property.

10.05 Upon termination of this agreement, the Optionee forfeits any and all interest in the Property hereunder and shall cease to be liable to the Optionor in debt, damages or otherwise save for the performance of those of its obligations which theretofore should have been performed.

10.06 Upon termination of this agreement, the Optionee shall vacate the Property within a reasonable time after such termination, but shall have the right of access to the Property for a period of 180 days thereafter for the purpose of removing its chattels, machinery, equipment and fixtures therefrom. Any such buildings, plant, machinery, tools, appliances and/or equipment not so removed within the period of 180 days after the termination of this Agreement shall become the property of the Optionor.

11.0      INDEPENDENT ACTIVITIES
--------------------------------

11.01 Except as expressly provided herein, each party shall have the free and unrestricted right to independently engage in and receive the full benefit of any and all business endeavors of any sort whatsoever, whether or not competitive with the endeavors contemplated herein without consulting the other or inviting or allowing the other to participate therein. No party shall be under any fiduciary or other duty to the other which will prevent it from engaging in or enjoying the benefits of competing endeavors within the general scope of the endeavors contemplated herein. The legal doctrines of "corporate opportunity" sometimes applied to persons engaged in a joint venture or having fiduciary status shall not apply in the case of any party. In particular, without limiting the foregoing, no party shall have an obligation to any other party as to:

          (a) any opportunity to acquire, explore and develop any mining property, interest or right presently owned by it or offered to it outside of the Property at any time; and
          (b) the erection of any mining plant, mill, smelter or refinery, whether or not such mining plant, mill, smelter or refinery treats ores or concentrates from the Property.

12.0      CONFIDENTIALITY OF INFORMATION
----------------------------------------

12.01 The parties hereto shall treat all data, reports, records and other information relating to this agreement and the Property as confidential. While this agreement is in effect, neither party hereto shall, without the express written consent of the other, disclose to any third party any information concerning the results of the operations hereunder nor issue any press releases concerning this agreement or its exploration operations except:

          (a) where such disclosure is mandatory under the law or is deemed necessary by the Optionee's counsel for the satisfaction by the Optionee of its obligations to applicable securities regulatory bodies; or
          (b) where the Optionee is seeking the participation of such third party in the exploration, development or production of the Property, and such information is divulged under confidential circumstances.

Due consideration shall be given to present and future governmental regulations with respect to such data disclosures.

13.0      ASSIGNMENT
--------------------

13.01 Any party may at any time dispose of all or any part of its interest in and to the Property and this agreement to any third party (the "Assignee")
                                                                     ----------
provided that the assignee shall, prior to such disposition, deliver to the non-assigning parties its covenants with and to the non-assigning parties that:

          (a) to the extent of the disposition, the Assignee agrees to be bound by the terms and conditions of this agreement as if it had been an original party hereto; and
          (b) it will subject any further disposition of the interest acquired to the restrictions contained in this paragraph.

14.0      SURRENDER OF CLAIMS
-----------------------------

14.01 The Optionee may at any time elect to surrender any one or more of the claims comprising the Property by giving notice to the Optionor of such intention. The Optionor may, within 60 days after receipt of such notice, elect to have all or any of the claims in respect of such notice transferred to it by giving notice to the Optionee requesting the same, whereupon the Optionee shall deliver to the Optionor a registerable transfer transferring such claims to the Optionor. If the Optionor fails to request a transfer of any or all of the claims to be surrendered within such 60 day period, the Optionee may thereafter immediately surrender such claims without further notice to the Optionor. Upon any such transfer or surrender, the claims so transferred or surrendered shall cease to form part of this agreement.

15.0      UNAVOIDABLE DELAYS
----------------------------

15.01 If any party should be delayed in or prevented from performing any of the terms, covenants or conditions of this agreement (but expressly excluding payment of cash to the Optionor under paragraphs 1.01 and 1.03 hereof) by reason of a cause beyond the control of such party, including fires, floods, earthquakes, subsidence, ground collapse or landslides, interruptions or delays in transportation or power supplies, strikes, lockouts, wars, acts of God, government regulation or interference, including but without restricting the generality of the foregoing, forest or highway closures or any other cause beyond such party's control, then any such failure on the part of such party to so perform shall not be deemed to be a breach of this agreement and the time within which such party is obliged to comply with any such term, covenant or condition of this agreement shall be extended by the total period of all such delays. In order that the provisions of this article may become operative, such party shall give notice in writing to the other party, forthwith and for each new cause of delay or prevention and shall set out in such notice particulars of the cause thereof and the day upon which the same arose, and shall give like notice forthwith following the date that such cause ceased to subsist.

16.0      ARBITRATION
---------------------

16.01 If there is any disagreement, dispute or controversy (hereinafter collectively called a "Dispute") between the parties with respect to any matter
                       ---------
arising under this agreement or the construction hereof, then the Dispute shall be determined by arbitration in accordance with the following procedures:

          (a) the party on one side of the Dispute shall inform the other party by notice of the names of three impartial and independent persons who are recognized experts in the area which is the subject matter of the Dispute; and
          (b) the other party shall, within seven days of receipt of the notice, inform the party on the other side of the Dispute the name of the one person that it wishes to act as the sole arbitrator.

     The arbitration shall be conducted in accordance with the Commercial Arbitration Act (British Columbia) and the decision of the arbitrator shall be made within 30 days following his being named, shall be based exclusively on the advancement of exploration, development and production work on the Property and not on the financial circumstances of the parties. The costs of arbitration shall be borne equally by the parties to the Dispute unless otherwise determined by the arbitrator in the award.

17.0      NOTICES
-----------------

17.01 Any notice, election, consent or other writing required or permitted to be given hereunder shall be deemed to be sufficiently given if delivered or if mailed by registered air mail or by telegram or fax, addressed as follows:

          In the case of the Optionor:

          C.R.C. EXPLORATIONS LIMITED
          2197 Park Crescent
          Coquitlam, British Columbia   V3J 6T1

          Attention:  Mr. Craig W. Payne
          ------------------------------

          In the case of the Optionee:

          SOLARA VENTURES INC.
          Suite 1450 - 409 Granville Street
          Vancouver, British Columbia V6C 1T2

          with a copy to:

          DEVLIN, JENSEN
          2550 - 555 West Hastings Street
          Vancouver, British Columbia V6B 4N5

          Attention: Mr. Pat Devlin
          -------------------------

and any such notices given as aforesaid shall be deemed to have been given to the parties hereto if delivered, when delivered, or if mailed, on the third business day following the date of mailing, or, if telegraphed or faxed, on the next succeeding day following the telegraphing or faxing thereof PROVIDED HOWEVER that during the period of any postal interruption in either the country of mailing or the country of delivery, any notice given hereunder by mail shall be deemed to have been given only as of the date of actual delivery of the same. Any party may from time to time by notice in writing change its address for the purpose of this paragraph.

18.0      GENERAL TERMS AND CONDITIONS

18.01 The parties hereto hereby covenant and agree that they will execute such further agreements, conveyances and assurances as may be requisite, or which counsel for the parties may deem necessary to effectually carry out the intent of this agreement.

18.02 This agreement shall represent the entire understanding between the parties with respect to the Property. No representations or inducements have been made save as herein set forth. No changes, alterations, or modifications of this agreement shall be binding upon either party until and unless a memorandum in writing to such effect shall have been signed by all parties hereto.

18.03 The titles to the articles to this agreement shall not be deemed to form part of this agreement but shall be regarded as having been used for convenience of reference only.

18.04 The schedules to this agreement shall be construed with and as an integral part of this agreement to the same extent as if they were set forth verbatim herein.

18.05 All reference to dollar amounts contained in this agreement are references to Canadian funds.

18.06 This agreement shall be governed by and interpreted in accordance with the laws in effect in British Columbia, and the parties hereto attorn to the courts of British Columbia for the resolution of any disputes arising out of this agreement.

18.07 This agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

          IN WITNESS WHEREOF this agreement has been executed by the parties hereto as of the day and year first above written.

THE CORPORATE SEAL of                               )
C.R.C. EXPLORATIONS LIMITED                         )
was hereunto affixed in the presence of:            )
                                                    )                      C/S
                                                    )
   Craig Payne                                      )
---------------------------------------             )
                                                    )
---------------------------------------             )


THE CORPORATE SEAL of                               )
SOLARA VENTURES INC.                                )
was hereunto affixed in the presence of:            )
                                                    )                      C/S
                                                    )
   Brent Jardine                                    )
---------------------------------------             )
                                                    )
---------------------------------------             )

                                  SCHEDULE "A"



          TO THAT CERTAIN AGREEMENT MADE AS OF THE 8TH DAY OF AUGUST, 2000; AMENDED JULY 9, 2001, BETWEEN C.R.C. EXPLORATIONS LIMITED OF THE FIRST
                                        ---------------------------
          PART, SOLARA VENTURES INC. OF THE SECOND PART
                -------------------


                                 THE "PROPERTY"

MINING DIVISION: Revelstoke
AREA: Downie Creek

N.T.S. 082 M/08W


        Claim Name        Tenure Number         Units        Anniversary Date
     ----------------   ------------------   -----------  ----------------------
          Key 1              377803              20            June 11, 2005

          Key 2              377804              20            June 12, 2005

          Key 3              380037              10           August 31, 2005

                                  SCHEDULE "B"

          TO THAT CERTAIN AGREEMENT (THE "AGREEMENT") MADE AS OF THE 8th DAY OF AUGUST, 2000; AMENDED JULY 9, 2001, BETWEEN C.R.C. EXPLORATIONS
                                                            --------------------
          LIMITED OF THE FIRST PART (THE "OWNER"),  SOLARA  VENTURES INC. OF THE
          -------                                   --------------------
          SECOND PART (THE "PAYOR")


                              "NET SMELTER RETURNS"

1. In the Agreement, "Net Smelter Returns" means the net amount of money received by the Payor for its own account from the sale of ore, or ore concentrates or other products from the Property to a smelter or other ore buyer, including proceeds of insurance with respect to losses, after deduction of smelter and/or refining charges, ore treatment charges, penalties and any and all charges made by the purchaser or ore or concentrates, less all umpire charges which the purchaser may be required to pay.

2. Payment of Net Smelter Returns by the Payor to the Owner shall be made quarterly within 30 days after the end of each fiscal quarter of the Payor and shall be accompanied by unaudited financial statements pertaining to the operations carried out by the Payor on the Property. Within 60 days after the end of each fiscal year of the Payor in which Net Smelter Returns are payable to the Owner, the records relating to the calculation of Net Smelter Returns for such year shall be audited and any resulting adjustments in the payment of Net Smelter Returns payable to the Owner shall be made forthwith, together with interest at the prime rate plus two percent per annum, calculated from the date when such payment should have been made. A copy of the said audit shall be delivered to the Owner within 30 days of the end of such 60-day period.

3. Each annual audit shall be final and not subject to adjustments unless the Owner delivers to the Payor written exceptions in reasonable detail within 12 months after the Owner receives the report. The Owner, or its representative duly authorized in writing, at its expense, shall have the right to audit the books and records of the Payor related to Net Smelter Returns to determine the accuracy of the report, but shall not have access to any other books and records of the Payor. The audit shall be conducted by a chartered or certified public accountant of recognized standing. The Payor shall have the right to condition access to its books and records on execution of a written agreement by the auditor that all information will be held in confidence and used solely for purposes of audit and resolution of any disputes related to the report. A copy of the Owner's report shall be delivered to the Payor upon completion, and any discrepancy between the amount actually paid by the Payor and the amount which should have been paid according to the Owner's report shall be paid forthwith, one party to the other. In the event that the said discrepancy is to the detriment of the Owner and exceeds 5% of the amount actually paid by the Payor, then the Payor shall pay the entire cost of the audit.

4. Any dispute arising out of or related to any report, payment, calculation or audit shall be resolved solely by arbitration as provided in the Agreement. No error in accounting or in interpretation of the Agreement shall be the basis for a claim of breach of fiduciary duty, or the like, or give rise to a claim for exemplary or punitive damages or for termination or rescission of the Agreement or the estate and rights acquired and held by the Payor under the terms of the Agreement.